1 RENEWAL RIGHTS AGREEMENT This Renewal Rights Agreement (“Agreement”) is entered into by and between Slide Insurance Company (“Slide”) and United Property & Casualty Insurance Company, (“UPC”) and is effective as of February 1, 2023. Collectively, Slide and UPC will be referred to as a “Party” or the “Parties”. RECITALS A. Slide and UPC are Florida domiciled insurance carriers with a focus on homeowners insurance products. B. UPC has approximately 135,000 policies in-force in Florida. C. Slide desires to make offers of coverage to approximately 72,000 UPC policies in-force in Florida, comprised of HO3 and DP3 products that have the following characteristics: a. No open damage claims; b. Did not receive a non-renewal notice from January 1, 2023 through February 8, 2023; and c. Did not receive an extension of existing coverage past the normal expiration date of the policy. The 72,000 in-force policies are identified in Exhibit A (the “Policy” or “Policies”). D. UPC desires to cancel the Policies effective February 1, 2023 (the “Transfer Date”), and Slide desires to issue new policies effective on the Transfer Date and terminating at each Policy’s natural expiration date (the “Stub Policy” or “Stub Policies”). TERMS For and in consideration of the mutual covenants herein contained, the Parties agree as follows: 1. Renewal Rights. Slide and its affiliates shall have the exclusive right to issue Stub Policies effective on the Transfer Date, renewals for the Stub Policies, and issue new 12 month policies for any HO3 or DP3 policy that is in-force with UPC but not included in the list of Policies (the “Remaining Policies”) (collectively, “Renewal Rights”). a. Slide will use UPC’s forms and rates for Stub Policies until the natural expiration of the Stub Policies. Thereafter, Slide shall have the exclusive right to issue renewal policies using Slide’s forms and rates. b. Slide shall have the right to issue (i) renewal policies for the Stub Policies and Remaining Policies, and (ii) electronic and paper invoices to policyholders and mortgagees.

2 2. Transfer of Unearned Premium. Unearned premium shall equal one hundred percent (100%) of the unearned premium, less paid unearned agent commissions, and less future, unpaid installment payments for all Stub Policies from the Transfer Date to the end of each Stub Policy’s expiration (the “UEP”). UPC shall deliver a good faith estimate of the UEP to Slide, and the parties shall mutually agree to the UEP amount, and UPC shall deliver the UEP by wire transfer on the Transfer Date. UPC shall promptly remit to Slide any payment received for any Policies or Stub Policies 3. Purchase Price. Except for UEP, no consideration will be delivered to either Party in exchange for the Renewal Rights. 4. UPC Claims. UPC shall be responsible for the handling and payment of all claims related to the Policies with a date of loss of January 31, 2023 or earlier. 5. Slide Claims. Slide shall be responsible for the handling and payment of all claims related to the Policies with a date of loss of February 1, 2023 or later. 6. No Assumption of Liability. The Parties agree that Slide will have no liability with respect to claims with a date of loss prior to February 1, 2023. Similarly, Slide shall not assume any other liabilities with respect to UPC, other than the Policy-related claims with a date of loss of February 1, 2023 or later. 7. No Infringement of Producer Rights. Notwithstanding anything contained herein to the contrary, Slide acknowledges and agrees that neither UPC nor its affiliates have the power or ability to require any policyholder, Producer to renew, cancel or rewrite any Policy(ies) or offer to renew, cancel or rewrite any Policy(ies) with Slide upon expiration or otherwise or to cause any Producer to place or offer to place any Policies with Slide. Nothing contained in this Agreement shall impair any rights that the Producers have to renewal rights or expirations with respect to the Policies, Remaining Policies, or applicable law or contract. 8. Consents. The obligations of the Parties to this Agreement are subject to receipt of all consents and approvals, including the consent or approval of the Florida Office of Insurance Regulation (“FLOIR”), and any other governmental authority required for the consummation of the transaction contemplated by this Agreement. This Agreement shall terminate and be of no further force or effect if the Parties fail to obtain the required approvals. 9. Demotech Approval. As a condition precedent to the effective implementation of this Agreement, Slide’s rating agency, Demotech, Inc., must approve the terms and conditions of this Agreement and confirm Slide’s A rating. If Demotech does not approve the terms and conditions of this Agreement, and reaffirm Slide’s A rating, this Agreement shall terminate and be of no further force or effect. 10. Indemnification by Slide. Slide shall indemnify UPC against, and shall hold UPC harmless from and against, any and all losses, damages, liabilities, deficiencies, actions,

3 judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, incurred or sustained by, or imposed upon, UPC based upon, arising out of, with respect to or by reason of: a. any breach or non-fulfillment of any agreement or obligation to be performed by Slide pursuant to this Agreement; or b. any excluded liability. 11. Indemnification by UPC. UPC shall indemnify Slide against, and shall hold Slide harmless from and against, any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, incurred or sustained by, or imposed upon, Slide based upon, arising out of, with respect to or by reason of: a. any breach or non-fulfillment of any agreement or obligation to be performed by UPC pursuant to this Agreement; or b. any excluded liability. 12. Confidentiality. Slide acknowledges and agrees that, unless otherwise required by applicable law, the Confidentiality Agreement, dated as of August 19, 2022, between Slide and UPC (the “Confidentiality Agreement”) remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Slide pursuant to this Agreement. 13. Waiver. No delay or failure in exercising any right, power, or privilege under the Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege. 14. Entire Agreement. This Agreement represents the entire agreement between the Parties concerning or regarding the transactions contemplated in this Agreement. No provision of this Agreement may be changed, altered, modified or waived except in a writing signed by both Parties. The waiver by any Party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any prior, subsequent, or simultaneous breach. 15. Consent to Forum, Choice of Law & Waiver of Jury Trial. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Florida. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in Clearwater, Florida. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to any such action or proceeding in such venue. The Parties hereby knowingly, voluntarily, and intentionally waive any right to a jury trial with respect to any claims arising in connection with this Agreement.

6 Exhibit A Policy Register [attached separately]